                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-47068

        PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 14, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                      5% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated November 14, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by changing the entries under the column "Number of HIGH TIDES" with respect to the Selling Holders identified below to the corresponding entries below the column "New Number of HIGH TIDES" set forth below.

                                                                NEW
                                                              NUMBER
                                                                OF
                                                               HIGH
                       SELLING HOLDER                          TIDES
                       --------------                         -------
Deutsche Bank Securities(1).................................  105,800
KBC Financial Products USA Inc..............................   50,000

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(1)As Record Owner for Lipper Convertibles L.P., the Beneficial Owner.

                            ------------------------

                  Prospectus Supplement dated January 23, 2001